INDEPENDENT AUDITORS' CONSENT


We consent to the use in Post-Effective Amendment No. 29 to Registration
Statement
No. 2-71469 of Smith Barney Fundamental Value Fund, Inc. of our report dated November 1, 1996, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and Counsel and Auditors" in the Statement of Additional Information.

Deloitte & Touche LLP
New York, New York
January 24, 1997